Exhibit 99.1

Biovest to Exhibit at Lymphoma Research Foundation’s

Annual Educational Forum; Personalized Cancer Vaccine

Study Expert Scheduled to Present

TAMPA, FL and MINNEAPOLIS, MN – September 23, 2010 – Biovest International, Inc. (OTCQB: “BVTI”) today announced that the Company is scheduled to exhibit at the 15th Annual North American Educational Forum on Lymphoma hosted by the Lymphoma Research Foundation (LRF) to be held September 24–26 in San Francisco.

According to the LRF, this event is the most comprehensive lymphoma-specific educational conference in the world with over 30 disease-specific break-out sessions, panel presentations and workshops. The agenda includes a presentation by Stephen J. Schuster, M.D., Associate Professor at the University of Pennsylvania School of Medicine. Dr. Schuster was a lead investigator in Biovest’s Phase III clinical study demonstrating that BiovaxID (personalized therapeutic cancer vaccine) significantly prolonged disease-free survival for patients vaccinated for the treatment of follicular non-Hodgkin’s lymphoma, and he presented the Phase III trial results at the 2009 American Society of Clinical Oncology (ASCO) Annual Meeting Plenary Session.

Event: LRF Annual North American Educational Forum on Lymphoma

When: September 24-26, 2010

Place: Hotel Nikko San Francisco (222 Mason Street)

For Agenda and to Register: www.lymphoma.org/edforum

To meet with Biovest, please visit the Company’s booth on the Exhibit Floor or to schedule a one-on-one meeting, please contact Douglas Calder at 813-864-2558 or dwcalder@biovest.com.

In other news, upon motion to the bankruptcy court, Biovest and its parent company, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPIQ”), have been granted a continuance for hearings related to confirmation of their respective First Amended Plans of Reorganization. The extension was requested as Biovest is engaged in negotiations related to the final definitive terms for an exit financing transaction. The confirmation hearings are now scheduled for September 30th in Tampa. After entry of an order of confirmation, Biovest and Accentia expect to exit Chapter 11 as fully reorganized companies by approximately mid-October.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies targeting life-threatening cancers of the blood system. Developed in collaboration with the National Cancer Institute, BiovaxID® is a patient-specific, cancer vaccine, demonstrating statistically significant Phase III clinical benefit by prolonging disease-free survival in vaccinated patients suffering from indolent follicular non-Hodgkin’s lymphoma, confirming a previous positive Phase II study. BiovaxID has been granted “Fast-Track” status and Orphan Drug Designation for the treatment of follicular lymphoma by the FDA and Orphan Drug Designation by the European EMEA. A BiovaxID Phase II clinical trial treating patients suffering with mantle cell lymphoma, an incurable and aggressive type of non-Hodgkin’s lymphoma, also demonstrated promising results with the FDA granting Orphan Drug Designation for this second targeted indication.

Biovest is also developing and marketing a proprietary line of automated hollow fiber bioreactor systems, including the innovative AutovaxID™ which is a production platform for the scalable manufacture of difficult-to-produce biologics including personalized medicines, monoclonal antibodies, cell culture vaccines and therapeutics targeting highly infectious agents. Since 1981, Biovest has been offering its clients a wide range of instrumentation and cell culture contract manufacturing services. Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPIQ”).

For further information, please visit: http://www.biovest.com

Special Note: Biovest expects to soon launch its new website.

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.